Exhibit 99.1
THORATEC ANNOUNCES TERMINATION OF PROPOSED SALE OF ITC
ITC TO REMAIN AS A DISCONTINUED OPERATION
     (PLEASANTON, CA), July 27, 2010—Thoratec Corporation (NASDAQ: THOR), a world leader in device-based mechanical circulatory support therapies to save, support and restore failing hearts, announced today the termination, by mutual agreement, of the previously announced agreement to sell its International Technidyne Corporation (ITC) division to Danaher Corporation (NYSE: DHR). The termination came about as the result of the failure of the parties to agree about the status of certain aspects of ITC’s quality system and regulatory filings. In addition, during the period since the agreement was signed, the ProTime InRhythm® launch in the U.S. has been delayed because the FDA did not clear the product’s initial 510(k) submission. As a result, the parties were unable to reach agreement as to whether closing conditions had been met and thus determined to terminate the transaction agreement.
     Thoratec’s management and board of directors believe that it is in the best interests of Thoratec, ITC and its employees to proceed with a mutual termination of the agreement at this time to allow ITC to focus on its key business initiatives, including efforts that ITC believes will lead to the 510(k) clearance and launch of InRhythm. ITC continues to make progress in these areas and presently intends to file a new 510(k) submission for InRhythm by the end of the year.
     Consistent with prior disclosure, Thoratec plans to account for the ITC division as “held for sale,” and its results will be displayed in discontinued operations in the company’s financial statements beginning in the second quarter of 2010. Thoratec’s board of directors currently expects that a sale of ITC will occur in the next twelve months.
     Thoratec is a world leader in therapies to address advanced-stage heart failure. The company’s product lines include the Thoratec® VAD (Ventricular Assist Device) and HeartMate® LVAS (Left Ventricular Assist System) with more than 15,000 devices implanted in patients suffering from heart failure. Additionally, its ITC division is a leader in point-of-care blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web sites at http://www.thoratec.com or http://www.itcmed.com.
     Thoratec, the Thoratec logo, HeartMate and HeartMate II are registered trademarks of Thoratec Corporation and IVAD is a trademark of Thoratec Corporation. ITC, A-VOX Systems, AVOXimeter, HEMOCHRON, ProTime, ProTime InRhythm and IRMA are registered trademarks of International Technidyne Corporation.
     Many of the preceding paragraphs, particularly but not exclusive to those addressing timelines for regulatory submissions and expected sale of ITC, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These

statements can be identified by the words, “believes,” “intends,” “views,” “expects,” “plans,” “projects,” “hopes,” “could,” “will,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to regulatory approvals, such as FDA clearance of the ProTime InRhythm 510(k) submission, the development of new products and new markets, the growth of existing markets, the effects of healthcare reimbursement and coverage polices, the effects of competition, and our ability to complete a sale of ITC in the next twelve months or at all due to risks related to quality systems, regulatory compliance or other factors. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Thoratec’s public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, “Risk Factors,” in Thoratec’s most recent annual report on Form 10-K and in Thoratec’s first quarter 2010 quarterly report on Form 10-Q, and as may be updated in subsequent SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.
Contacts:
Taylor Harris
Senior Director, Investor Relations & Business Development
Thoratec Corporation
(925) 738-0047
or
Neal Rosen
Ruder-Finn
(415) 692-3058